UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 8, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Shares”). This Form 8-K is being filed because the aggregate number of Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Shares was reported, on Form 8-K filed on March 6, 2013.

Series A Shares Under Section 3(a)(10) of 1933 Act

On March 8, 2013, the Company issued 10,000,000 Shares (“Eighth Issuance”) to Ironridge Global IV, Ltd. The Eighth Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

The Eighth Issuance followed seven prior issuances totaling 31,595,000 Shares for purposes of the calculations described immediately below. The Order, as amended, provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Shares, plus (b) that number of Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. The Order further provides that if at any time during the Calculation Period the total Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Shares to the Company and its transfer agent for cancellation.

Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Eighth Issuance Ironridge will own less than 9.99% of the total Shares then outstanding.

Reliance on Exemptions

The Eighth Issuance to Ironridge of restricted Shares described above relied upon exemptions from the registration requirements provided for in Section 3(a)(10) of the 1933 Act, as amended, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of March 8, 2013 and immediately following the issuances described above, the Company has 166,472,686 shares of its Series A common stock outstanding, with a par value of $0.001.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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